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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




                                 MARCH 4, 1996
                                (Date of Report)




                             CAPSURE HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)




                                     0-3565
                             (Commission File No.)



             DELAWARE                                   34-1010356
   (State or other jurisdiction)             (IRS Employer Identification No.)




 TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                       60606
   (Address of principal executive offices)                       (Zip code)




                                (312) 879-1900
              (Registrant's telephone number, include area code)
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ITEM 5.         OTHER EVENTS

On February 29, 1996, Capsure Holdings Corp. ("Capsure") announced that it has signed a definitive agreement to sell United Capitol Holding Company and its subsidiaries, United Capitol Insurance Company, United Capitol Managers, Inc., and Fischer Underwriting Group, Incorporated, to a subsidiary of Frontier Insurance Group, Inc. Net cash proceeds to Capsure will be approximately $75 million, which includes release of United Capitol's excess capital on or before closing. The agreement is subject to several conditions, including approval by insurance regulatory authorities.



ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

                (c)     Exhibits

                        (28) Press Release issued by Capsure Holdings Corp.,
                             dated February 29, 1996.















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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                   CAPSURE HOLDINGS CORP.




                                            By:   /s/ John S. Heneghan
                                                  ----------------------------
                                                   John S. Heneghan
                                                   Vice President and Controller





Dated:      March 4, 1996












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